Exhibit 10.54

LIMITED WAIVER AND AMENDMENT AGREEMENT

COMMON STOCK, PRE-FUNDED WARRANTS AND COMMON STOCK WARRANTS

This Limited Waiver and Amendment Agreement (the “Agreement”) dated and to be effective as of June 6, 2023, is made by and between Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and 3i, L.P., a Delaware limited partnership (the “Investor”). The Company and the Investor may also each be referred to herein, individually as a “Party” and collectively as the “Parties.” Unless otherwise defined in this Agreement, capitalized terms have the same meaning as defined in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as amended (the “Series A COD”), the Securities Purchase Agreement by and between the Parties dated May 20, 2021 (the “2021 SPA”), the Registration Rights Agreement by and between the Parties dated May 20, 2021, as amended on April 20, 2023 (the “2021 RRA” and together with the Series A COD and the 2021 SPA, the “PIPE Documents”), the Modification and Exchange Agreement by and between the Parties dated April 20, 2023, as amended on May 26, 2023 (the “Modification and Exchange Agreement”), the Securities Purchase Agreement by and between the Parties dated April 19, 2023 (the “2023 SPA”), the common stock purchase warrant issued to the Investor on April 21, 2023 (the “2023 Warrant”, and together with the 2023 SPA, the “Transaction Documents”), the warrant to purchase common stock issued to the Investor on April 21, 2023 (the “Exchange Warrant”, together with the Transaction Documents, the Modification and Exchange Agreement and the PIPE Documents, the “Investor Documents”).

RECITALS

WHEREAS, the Parties previously entered into the 2021 SPA, pursuant to which the Investor acquired, among others, certain Preferred Shares from the Company on December 20, 2021;

WHEREAS, the Parties also previously entered into the 2023 SPA, pursuant to which the Investor acquired certain shares of Common Stock and the 2023 Warrants from the Company on April 21, 2023;

WHEREAS, pursuant to the Modification and Exchange Agreement, the Investor exchanged certain securities of the Company for certain Preferred Shares and the Exchange Warrant from the Company on April 21, 2023;

WHEREAS, as of the date hereof, the Investor is the holder of all of the issued and outstanding Preferred Shares, shares of Common Stock underlying the 2023 SPA, the 2023 Warrant and the Exchange Warrant; and

WHEREAS, the Company intends to conduct a best-efforts follow-on public offering (the “Offering”) of shares of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”), common stock purchase warrants (the “Common Warrants”), and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Common Warrants (collectively with the shares of Common Stock, the Pre-Funded Warrants, the Common Warrants, the “Securities”) pursuant to a registration statement on Form S-1, registering the Securities under the Securities Act of 1933, as amended, and the related transaction documents thereto and it is the intent of the Parties (a) to waive the consent or notification rights to participate in subsequent equity sales (as defined in Section 4.10 of the SPA) solely in connection with the Offering, or any other rights of termination, defaults, amendment, acceleration or cancellation under the other Investor Documents that might be triggered or caused solely in connection with the Offering; (b) should the Offering be consummated, (i) to amend the 2023 Warrant to provide that the Termination Date (as defined in the 2023 Warrant) shall be the five-year anniversary of the Initial Exercise Date (as defined in the Common Warrants) and the then-current Exercise Price (as defined in the 2023 Warrant) shall be reduced to equal to the exercise price as set forth in the Common Warrants should such exercise price be lower than the then-current Exercise Price, and (ii) to amend the Series A COD to provide that the then-current Conversion Price (as defined in the Series A COD) shall be reduced to equal to the price for a share of Common Stock sold in the Offering (the “Public Offering Price”) should such Public Offering Price be lower than the then-current Conversion Price; and (c) that the Investor intends to and is not bound to participate in the Offering on the same terms and conditions as other purchasers for up to $5,000,000, and the Parties intend to use the proceeds from the sale of such securities in the Offering to the Investor to redeem a portion of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) received by the Investor pursuant to the Modification and Exchange Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Limited Waiver of Rights under the PIPE Documents. The Investor hereby waives, solely in connection with the Offering, (a) any rights or remedies that it may have under the PIPE Documents that arises as a result of certain defined “triggering events” (as defined in the Series A COD), (b) any rights to consent, notification rights to participate in Subsequent Placement (as defined in the 2021 SPA), and (c) any agreement by the Company to not enter into or effect any Dilutive Issuance (as defined in the Series A COD)

2. Limited Waiver of Rights under the Transaction Documents. The Investor hereby waives its rights to consent or notification rights to participate in subsequent equity sales (as defined in Section 4.10 of the 2023 SPA) solely as a result of the Offering

3. Limited Waiver of Rights under the Modification and Exchange Agreement. The Investor hereby waives its rights to consent or notification rights under Section 6.1 of the Modification and Exchange Agreement and its rights to consent or notification rights for Subsequent Placements (as defined in the Modification and Exchange Agreement) under Section 6.2 of the Modification and Exchange Agreement, solely in connection with the Offering.

4. 2023 Warrant Amendment. If the Offering is consummated, the Company agrees to amend the 2023 Warrant to provide that the Termination Date (as defined in the 2023 Warrant) shall be the five-year anniversary of the Initial Exercise Date (as defined in the Common Warrants) and the then-current Exercise Price (as defined in the 2023 Warrant) shall be reduced to equal to the exercise price as set forth in the Common Warrants should such exercise price be lower than the then-current Exercise Price. The Company shall issue a new warrant or warrants in exchange for the 2023 Warrant pursuant to and in accordance with Section 4 of the 2023 Warrant.

5. Series A COD Amendment. If the Offering is consummated, the Company agrees to amend the Series A COD to provide that the then-current Conversion Price (as defined in the Series A COD) shall be reduced to equal to the Public Offering Price should such Public Offering Price be lower than the then-current Conversion Price.

6. Offering Participation. If the Investor participates in the Offering on the same terms and conditions as other purchasers for up to $5,000,000, the Parties agree to use the proceeds from the sale of such securities in the Offering to the Investor to redeem a portion of the Company’s Series A Preferred Stock received by the Investor pursuant to the Modification and Exchange Agreement.

7. Limited Effect; No Modifications. The waivers set forth in Sections 1, 2 and 3 shall be limited precisely as written and relate solely to such Investor Documents, and to the extent described above, and nothing in this Agreement shall be deemed to constitute a waiver by either Party of compliance with respect to any other term, provision, or condition of the Investor Documents, or any other instrument or agreement referred to therein. Except as specifically provided in this Agreement, all other terms and conditions of the Investor Documents remain in full force and effect.

8. Miscellaneous.

(a) The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

(b) This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

(c) This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(d) Upon the earliest to occur, if any, of (a) the Company notifying the Investor in writing that it does not intend to proceed with the Offering, (b) the registration statement filed with the U.S. Securities and Exchange Commission with respect to the Offering being withdrawn, or (c) the Offering is not closed by July 10, 2023, this Agreement shall be automatically terminated and shall be of no further force or effect.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY

Allarity Therapeutics, Inc a Delaware corporation
/s/ James G. Cullem
By: James G. Cullem

INVESTOR

3i, L.P. a Delaware limited partnership
/s/ Maier J. Tarlow
By: Maier J. Tarlow

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